EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Banta Corporation (the "Corporation") of our report dated January 27, 2003, included in the 2002 Annual Report to Shareholders of Banta Corporation.

Our audit also included the financial statement schedule of the Corporation for the year ended December 28, 2002 listed in Item 15(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule for the year ended December 28, 2002 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-40036, 33-54576, 33-61683, 33-01289 and 333-35530 and
Form S-3 File No. 33-55829) pertaining to the Corporation and in the related prospectuses thereto, of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of the Corporation, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 28, 2002.



/s/ Ernst and Young LLP

ERNST AND YOUNG LLP

Milwaukee, Wisconsin
March 24, 2003